UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
March 14, 2018
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Jeffrey Giller resigned as a member of the Board of Directors of Condor Hospitality Trust, Inc. (the "Company") effective March 14, 2018.  Mr. Giller's resignation was not due to any disagreement with the Company or its management on any matter relating to the Company's operations, policies or practices.
(d) Pursuant to the Investor Rights Agreement dated March 16, 2016 between the Company, SREP III Flight-Investco, L.P. ("SREP") and StepStone Group Real Estate L.P., SREP designated Thomas Calahan as the replacement for Mr. Giller on the Board of Directors.  The Board of Directors appointed Mr. Calahan as a member of the Board of Directors on March 14, 2018. Directors receive an annual retainer of $30,000, $5,000 of which is paid in common stock of the Company, and the balance in cash or common stock at the director's election.  Additionally, directors receive $1,000 per meeting attended in person and $500 per telephonic meeting. From time to time, directors, as authorized representatives of the Board of Directors, engage in board duties outside of meetings, and receive fees for the performance of such additional board duties in an hourly or daily amount as set by the Board of Directors.
(e) On March 14, 2018, the Compensation Committee of the Board of Directors of Condor Hospitality, Inc. (the "Company") established and approved 2018 incentive compensations plans for four executive officers; J. William Blackham, President and Chief Executive Officer, Jonathan Gantt, Senior Vice President and Chief Financial Officer, Jeff Dougan, Senior Vice President and Chief Operating Officer and Arinn Cavey, Chief Accounting Officer.  A target incentive was established for each executive ranging from 45% to 125% of base salary, with a portion of the incentive allocated to each executive's individual performance objective. The performance objectives consist of implementing the business plan, hotel management, hotel operational performance, hotel acquisitions and dispositions, financing, staffing, achieving analyst research coverage, and accounting, audit and regulatory filings.
An executive must achieve the particular performance objectives established for the executive to earn the portion of the executive's target incentive allocated to that performance objective.  Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee benefit plans).  The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Condor Hospitality Trust, Inc.

Date: March 19, 2018	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer